Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made as of July 13, 2015 (“Effective Date”), by and between ZBB Energy Corporation (“ZBB” or the “Company”) and Bradley Hansen (“you”).

WHEREAS, you and the Company entered into that certain Employment Agreement dated May 19, 2014 (the “Employment Agreement”); and

WHEREAS, you and the Company desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1. The Term “Chief Operating Officer” is deleted from the first recital and replaced with the term “Chief Executive Officer (CEO).”

2. The first sentence of Section 1(a) is deleted and replaced with the following: “You will serve as the Company’s President and CEO, reporting to the Board of Directors, and performing the duties customarily associated with that position, or as may later be explicitly agreed upon between the parties.”

3. The term “COO” is deleted in Section 1(d) and replaced with “CEO”.

4. The number $245,000 in Section 2(a) is deleted and replaced with $300,000.

5. In Section 3, the clause “This Agreement shall have an initial term of two (2) years” is deleted and replaced with “This Agreement’s initial term shall last until June 30, 2019”.

6. The following clauses are added to Section 4:

(c)           Upon receipt of shareholder approval for any required increase in authorized shares under the Company’s articles of incorporation and/or equity plans, you will also be granted 1,500,000 restricted stock units (“RSUs”).

    (i) The RSUs will vest upon the Compensation Committee’s confirmation that certain performance targets are met as described in Exhibit A to the Restricted Stock Unit Agreement provided to you (see Attachment I).

The RSUs will have such other terms and conditions specified in the Restricted Stock Unit Agreement (Attachment I).

7. Section 5 is deleted and replaced with the following:

5.           Incentive Compensation; ZBB Powersav Holdings Limited.

(a)           You shall be eligible to participate in various performance-based stock option and cash bonus plans offered by the Company, the terms of conditions of which shall be solely determined by the Company and approved by the Company’s compensation committee.

(b)           During the Term of Employment, you shall be eligible to earn such annual bonuses as may be provided by the Company to you as set forth herein.  Your annual target bonus opportunity shall equal 30% of your base salary.  Your annual bonus will be based on the performance metrics set by the Board in its sole discretion.

(c) You have informed the Company that in your role as founder of PowerSav Inc. you have some concern regarding your ability to effect the monetization of PowerSav’s investment in ZBB Powersav Holding Limited (“Meineng Holdco”) on a timely basis given the fact that the employment term extends beyond the time that PowerSav Inc.’s investors expect liquidity for their investment.  In recognition of this concern, the Company hereby covenant and agrees with you to use reasonable efforts to enable PowerSav to monetize its investment in Meineng Holdco by no later than December 31, 2015, such efforts to include the Company’s and/or Solar Power Inc.’s consideration of the purchase of such investment or good faith effort to secure a third party investor.

8. This Amendment shall be deemed to be an amendment to the Employment Agreement, and the Employment Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.

9. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the Effective Date set forth above.

COMPANY:	EMPLOYEE:
ZBB Energy Corporation
/s/ Dilek Wagner	/s/ Bradley Hansen
By: Dilek Wagner	Bradley Hansen
Its: Vice President of Finance